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                                                              Rule No. 424(b)(3)
                                                      Registration No. 333-70255


               Prospectus Supplement No. 5 dated April 27, 1999
                    to the Prospectus (the "Prospectus") of
                     United Rentals, Inc. (the "Company"),
                             dated January 7, 1999
               (included in Registration Statement on Form S-3,
                          Registration No. 333-70255)

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     The Prospectus under the caption "Selling Security Holders" indicates that
Marlene Moncure is a selling security holder with respect to 437,099 shares of Common Stock of the Company (the "Shares"). Marlene Moncure has transferred 30,000 Shares to Grace Brethren Church of Long Beach, and Grace Brethren Church of Long Beach is now a selling security holder for purposes of the Prospectus with respect to 30,000 Shares.